                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                AMENDMENT NO.1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                      FAMILY STEAK HOUSES OF FLORIDA, INC.
             (Exact name of Registrant as specified in its charter)

           Florida                         5812                  59 2597349
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or organization)    Classification Code No.)   Identification No.)

                             2113 Florida Boulevard
                          Neptune Beach, Florida 32266
                                 (904) 249-4197
   (Address and telephone number of Registrant's principal executive offices)

                                 --------------
                               Mr. Glen F. Ceiley
                              Chairman of the Board
                      Family Steak Houses of Florida, Inc.
                             2113 Florida Boulevard
                          Neptune Beach, Florida 32266
                                 (904) 249-4197
            (Name, address and telephone number of agent for service)

                                 --------------
                                   Copies To:
                            Halcyon E. Skinner, Esq.

                                McGuireWoods LLP

                        50 North Laura Street, Suite 3300
                           Jacksonville, Florida 32202
                                 (904) 798-3200

                                 --------------
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or investment plans, please check the following box: [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the box and list the Securities Act Registration Statement for the same offering. [ ]

         If the delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                 --------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                        Proposed
                                                         Maximum
         Title of Each Class of          Amount to be   Aggregate    Amount of
      Securities To Be Registered       Registered(1)   Offering    Registration
                                                        Price(2)        Fee
--------------------------------------------------------------------------------
Common Stock, $.01 par value
per share............................    1,250,000     $1,325,000     $332(3)
--------------------------------------------------------------------------------


(1) Maximum number of shares of Common Stock of Family Steak Houses of Florida, Inc. to be sold to current holders of its Common Stock in this rights offering.

(2) Calculated in accordance with Rule 457(o) based on the estimated maximum aggregate offering price of the Common Stock.


(3) The registration fee was previously paid with the filing of the registration statement on June 28, 2001.


                                 --------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell, and it is not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

         ---------------------------------------------------------------

               SUBJECT TO COMPLETION, DATED _______________, 2001

PROSPECTUS

                      FAMILY STEAK HOUSES OF FLORIDA, INC.

                        1,250,000 Shares of Common Stock

         We are offering 1,250,000 shares of common stock to our shareholders who owned shares of our common stock as of the close of business on ______________, 2001, the record date.

- You will receive, at no cost, a subscription right to purchase one share of common stock for each two (2) shares of our common stock you own on the record date.

-        The subscription price for your right is $_______ per share.

- We will not issue fractional shares of common stock, and we will not pay cash in place of fractional shares.

- The rights are exercisable beginning on the date of this Prospectus and continuing until 5:00 p.m., Eastern Time, on ______________, 2001, the expiration date, unless extended.

- If you want to participate in this offering, we recommend that you submit your subscription documents to us, as subscription agent, before the expiration date or to your broker or bank at least 10 days before the expiration date.

-        All subscriptions will be held in escrow until the expiration date.

-        Your rights are not transferable.

-        The rights will not be listed for trading on any stock exchange.

- We reserve the right to cancel this offering at any time before the expiration date.

         There is no minimum number of shares that we must sell in order to complete this offering. Shareholders who do not participate in this offering will continue to own the same number of shares, but will own a smaller percentage of the total shares outstanding to the extent that other shareholders participate in this offering.

         Our common stock is quoted for trading on The Nasdaq Smallcap Market under the trading symbol "RYFL." The closing price of our common stock on _____________, 2001 was $_____ per share.

                                                              Proceeds to Family
                                        Subscription          Steak Houses of
                                        Rights Price          Florida(1)
                                        ------------          ------------------
Per Share..........................     $                     $
Total..............................


---------------

(1)      Before deducting expenses payable by us, estimated to be $50,000

         SEE "RISK FACTORS" COMMENCING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING OUR COMMON STOCK.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The date of this Prospectus is _______________, 2001.

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
SUMMARY......................................................................1

QUESTIONS AND ANSWERS ABOUT FAMILY STEAK HOUSES
   OF FLORIDA, INC. .........................................................1

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING..............................1

A WARNING ABOUT FORWARD-LOOKING STATEMENTS...................................5

RISK FACTORS.................................................................6
  RISKS RELATED TO OUR BUSINESS..............................................6
  RISKS RELATED TO OUR COMMON STOCK.........................................14
  RISKS RELATING TO RIGHTS OFFERING.........................................15

USE OF PROCEEDS.............................................................16

THE RIGHTS OFFERING.........................................................17

IF YOU HAVE QUESTIONS.......................................................24

PLAN OF DISTRIBUTION........................................................24

EXPERTS.....................................................................24

LEGAL MATTERS...............................................................24

HOW TO FIND ADDITIONAL INFORMATION..........................................24


                       -----------------------------------

         You should rely only on the information contained in this Prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. This document may be used only where it is legal to sell these securities. The information in this Prospectus is only accurate on the date of this Prospectus.


         In this Prospectus, all references to "Family Steak Houses of Florida," "we," "us," "Company, " and "our" refer to Family Steak Houses of Florida, Inc., unless indicated otherwise.

                                     SUMMARY


         This section answers in summary form some questions you may have about Family Steak Houses of Florida, Inc. and this rights offering. The information in this section is a summary and may not contain all of the information that may be important to you before exercising your subscription rights. You should read the entire Prospectus carefully, including the "Risk Factors" section and the documents listed under "How To Find Additional Information."


           QUESTIONS AND ANSWERS ABOUT FAMILY STEAK HOUSES OF FLORIDA

WHAT IS FAMILY STEAK HOUSES OF FLORIDA?


         Family Steak Houses of Florida, Inc., a Florida corporation, was formed in 1985. It is the sole franchisee in Florida of Ryan's Properties, Inc. We operate 23 Ryan's Family Steak House restaurants in North and Central Florida. See "How To Find Additional Information" (page 24).


WHERE ARE WE LOCATED?

         Our principal executive office is located at: 2113 Florida Boulevard, Neptune Beach, Florida 32266. Our telephone number is (904) 249-4197.

                 QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

WHAT IS A SUBSCRIPTION RIGHT?

         We are distributing to you, at no charge, a subscription right to purchase one share of common stock for every two (2) shares of common stock that you owned on ________, 2001. Each subscription right entitles you to purchase one share of common stock for $________, subject to the terms of this rights offering. When you "exercise" a subscription right, that means that you choose to purchase the common stock that the subscription right entitles you to purchase. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. You cannot give or sell your subscription rights to anybody else; only you can exercise them.

WHAT IS A RIGHTS OFFERING?

         A rights offering is an opportunity for you to purchase additional shares of common stock at a fixed price to be determined before the rights offering begins and in an amount proportional to your existing interest, which enables you to maintain your current percentage ownership interest in us. It also allows you to buy shares of common stock without the payment of commissions or other expenses.

WHAT IS THE BASIC SUBSCRIPTION PRIVILEGE?

         The basic subscription privilege of each subscription right entitles you to purchase one share of our common stock at a subscription price of $__________.

WHAT IS THE OVER-SUBSCRIPTION PRIVILEGE?


         We do not expect that all of our shareholders will exercise all of their basic subscription rights. By extending over-subscription privileges to our shareholders, we are providing for the subscription of those available shares. The over-subscription privilege entitles you, if you fully exercise your basic subscription privilege, to subscribe for additional shares of common stock not acquired by other holders of rights at the same subscription price of $__________ per share.


WHAT ARE THE LIMITATIONS ON THE OVER-SUBSCRIPTION PRIVILEGE?


         We will only issue shares of common stock in the rights offering. The number of shares available for over-subscription privileges will be 1,250,000 shares, less the number of shares purchased upon exercise of all basic subscription privileges.


         If sufficient shares are available, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of shares available, we will allocate the available shares among shareholders who over-subscribed in proportion to the number of shares purchased by those over-subscribing shareholders through the basic subscription privilege. However, if your pro rata allocation exceeds the number of shares you requested, you will receive only the number of shares that you requested, and the remaining shares from your pro rata allocation will be divided among other shareholders exercising their over-subscription privileges who have subscribed for additional shares in proportion to the number of shares purchased by that group of over-subscribing shareholders through the basic subscription privilege.

WHY ARE WE ENGAGING IN A RIGHTS OFFERING?


         We are offering the subscription rights to our current shareholders in order to raise additional working capital which we intend to utilize to construct and open to two (2) additional restaurants in late 2001 or early 2002 and to remodel five existing restaurants. We have recently opened two restaurants using Ryan's new display-cooking concept and have experienced record sales revenues at these new restaurants. Management believes that opening new restaurants is critical to improving our profitability. Opening these two new restaurants is also a means of enabling us to have 25 restaurants in operation on December 31, 2001. Failing to have 25 restaurants in operation by the end of 2001 will give our franchisor the right to terminate the exclusivity of our franchise rights in north and central Florida. We will also use part of the proceeds from this rights offering to remodel approximately five existing restaurants to add the new display-cooking concept in order to enhance or maintain sales at these outlets.

         Additional funds would improve our liquidity, and at this time we do not have satisfactory alternatives to fund these new restaurants and renovations. While we have loan commitments to provide $1,700,000 to fund the construction of each of these new restaurants, the costs of construction have increased and we need approximately $1,000,000 in additional funds for each new restaurant. Our Board of Directors has chosen to give you the opportunity to buy more shares and provide us with additional capital. This option provides each shareholder the opportunity to avoid dilution of their ownership interest. Of course, we cannot assure you that we will not need to seek additional financing in the future.


HOW MUCH MONEY WILL Family Steak Houses of Florida RECEIVE FROM THE RIGHTS OFFERING?


         Our gross proceeds from the rights offering depends on the number of shares that are purchased. If we sell all shares which may be purchased upon exercise of the rights offered by this Prospectus, then we will receive proceeds of $________, before deducting expenses payable by us, estimated to be $50,000.


ARE THERE ANY PURCHASE COMMITMENTS IN THE RIGHTS OFFERING?


         As of the date of this Prospectus, Glen F. Ceiley, our principal executive officer and chairman of our board of directors, and Bisco Industries, Inc., referred to as "Bisco" in this Prospectus, a company for which Mr. Ceiley is the sole shareholder and president, have committed to exercise their basic subscription and over-subscription privileges in the rights offering for up to $1,000,000, subject to the availability of sufficient shares on an over-subscription basis.


HOW MANY SHARES MAY I PURCHASE?

         You will receive one subscription right for each two (2) shares of common stock that you owned on __________, 2001. We will not distribute fractional subscription rights, but will round the number of subscription rights you receive up to the nearest whole number. Each subscription right entitles you to purchase one share of common stock for $______. If you exercise all of the subscription rights that you receive, you may have the opportunity to purchase additional shares of common stock. On the enclosed subscription certificate, you may request to purchase as many additional shares as you wish for $_______ per share. Subject to the terms of the offering, we intend to honor all of the over-subscription requests, but if not, you may not be able to purchase as many shares as you requested on your subscription certificate. Subject to state securities laws and regulations, we have the discretion to issue less than the total number of shares that may be available for over-subscription requests in order to comply with state securities laws.

HOW DID WE ARRIVE AT THE $___________ PER SHARE PRICE?

         The subscription price of the rights was determined by our Board of Directors without any independent valuation or appraisal of the value of our common stock. The subscription price is not necessarily related to the assets, book value or net worth of our company or any other established criteria of value and may not be indicative of the fair value of the securities offered. In determining the subscription price, the Board of Directors considered primarily the historic and current market price of our common stock on the NASDAQ Smallcap Market ($_________ per share at ______________, 2001), our earnings and prospects and the general conditions of the securities markets.

HOW DO I EXERCISE MY SUBSCRIPTION RIGHTS?


         You must properly complete the attached subscription certificate and deliver it to the Company acting as Subscription Agent before 5 p.m., Eastern Time, on _____________, 2001. The address for the Subscription Agent is on page
23. Your subscription certificate must be accompanied by proper payment for each share that you wish to purchase.


HOW LONG WILL THE RIGHTS OFFERING LAST?

         You will be able to exercise your subscription rights only during a limited period. IF YOU DO NOT EXERCISE YOUR SUBSCRIPTION RIGHTS BEFORE 5 P.M., EASTERN TIME, ON _______________, 2001, YOUR SUBSCRIPTION RIGHTS WILL EXPIRE. We may, in our discretion, decide to extend the rights offering. In addition, if the commencement of the rights offering is delayed, the expiration date will similarly be extended.

AFTER I EXERCISE MY SUBSCRIPTION RIGHTS, CAN I CHANGE MY MIND?

         No. Once you send in your subscription certificate and payment, you cannot revoke the exercise of your subscription rights, even if you later learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of common stock at a price of $_______ per share.

IS EXERCISING MY SUBSCRIPTION RIGHTS RISKY?

         The exercise of your subscription rights involves certain risks. Exercising your subscription rights means buying additional shares of our common stock, and should be carefully considered as you would view other equity investments. Among other things, you should carefully consider the risks described under the heading "Risk Factors," beginning on page 6.

WHAT HAPPENS IF I CHOOSE NOT TO EXERCISE MY SUBSCRIPTION RIGHTS?


         You will retain your current number of shares of our common stock even if you do not exercise your subscription rights. However, when other shareholders exercise their subscription rights and you do not, the percentage of Family Steak Houses of Florida that you own will diminish, and your relative voting rights and economic interests will be diluted.


CAN I SELL OR GIVE AWAY MY SUBSCRIPTION RIGHTS?

         No.

MUST I EXERCISE ANY SUBSCRIPTION RIGHTS?

         No.



WHEN WILL I RECEIVE MY NEW SHARES?

         If you purchase shares of common stock through the rights offering, you will receive certificates representing those shares as soon as practicable after ___________, 2001. Subject to state securities laws and regulations, we have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your basic or over-subscription privilege in order to comply with state securities laws.

CAN WE CANCEL THE RIGHTS OFFERING?

         Yes. Our Board of Directors may cancel the rights offering at any time on or before __________, 2001, for any reason. If we cancel the rights offering, any money received from shareholders will be refunded promptly, without interest.

HOW WILL WE USE THE PROCEEDS FROM THE RIGHTS OFFERING?


         We will use the proceeds from the rights offering for additional working capital to fund the construction and opening of two new restaurants and the remodeling of five existing restaurants to include our new display cooking concept.


HOW MANY SHARES WILL BE OUTSTANDING AFTER THE RIGHTS OFFERING?


         The number of shares of common stock that will be outstanding after the rights offering depends on the number of shares that are purchased. If we sell all of the shares offered by this Prospectus, then we will issue 1,250,000 new shares of common stock during the rights offering. In that case, we will have approximately _________ shares of common stock outstanding after the rights offering.


                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS


         This Prospectus contains certain forward-looking statements related to our future results, including certain projections and business trends. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this Prospectus, the words "estimate," "project," "intend," "believe" and "expect" and similar expressions are intended to identify forward-looking statements. Although we believe that assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and we may not realize the results contemplated by the forward-looking statement. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our business strategy or capital expenditure plans that may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this Prospectus, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objectives or other plans. The forward-looking statements contained in this Prospectus speak only as of the date of this Prospectus as stated on the front cover, and we have no obligation to update publicly or revise any of these forward-looking statements.

         These and other statements, which are not historical facts, are based largely on management's current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, the risks and uncertainties described in "Risk Factors", below.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION IN THIS REGISTRATION STATEMENT, IN EVALUATING OUR COMPANY AND OUR BUSINESS.

RISKS RELATED TO OUR BUSINESS:

WE DEPEND ON OUR FRANCHISOR, RYAN'S PROPERTIES, INC.

         We currently operate 23 Ryan's Family Steak House restaurants as a franchisee. As a result of the nature of franchising and our franchise agreement with the franchisor, our long-term success depends, to a significant extent, on

         - the continued vitality of the Ryan's Family Steak House restaurant concept and the overall success of the Ryan's Family Steak House system;

         - the ability of the franchisor to identify and react to new trends in the restaurant industry, including the development of popular menu items;

         - the goodwill associated with the Ryan's Family Steak House trademark;

         - the quality, consistency, and management of the overall Ryan's Family Steak House system; and

         - the successful operation of Ryan's Family Steak House restaurants owned by the franchisor.

         We believe that the experience, reputation, and financial strength of the franchisor represent positive factors for our business. We have no control, however, over the management or operation of the franchisor. A variety of factors affecting the franchisor or the Ryan's Family Steak House concept could have a material adverse effect on our business. These factors include the following:

         -        any business reversals that the franchisor may encounter;

         - a failure by the franchisor to promote the Ryan's Family Steak House name or restaurant concept; or

         -        the inability or failure of the franchisor to support us.

         The future results of the operations of our restaurants will not necessarily reflect the results achieved by the franchisor but will depend upon such factors as the effectiveness of our management team, the locations of our restaurants, and the operating results of those restaurants.


OUR FRANCHISE AGREEMENT IMPOSES RESTRICTIONS AND OBLIGATIONS ON OUR BUSINESS, AND IF WE FAIL TO SATISFY THESE OBLIGATIONS, WE COULD BE SUBJECT TO POTENTIAL DAMAGES AND LOSE FRANCHISE RIGHTS.

         Our franchise agreement with the franchisor requires us to pay royalties of 3.0% of the restaurants' gross sales. The royalties are scheduled to increase to 4.0% on January 1, 2002.


         In addition, the franchise agreement requires us to operate our restaurants in accordance with the requirements and specifications established by the franchisor. These requirements and specifications relate to a variety of factors, including the following:

         - the exterior and interior design, decor, and furnishings of restaurants;

         -        menu selection;

         -        the preparation of food products;

         -        sources of food and other supplies;

         -        quality of service;

         -        general operating procedures;

         -        advertising;

         -        maintenance of records; and

         -        protection of trademarks.

         If we fail to satisfy these requirements or otherwise default under the franchise agreement, we could be subject to potential damages for breach of contract and could lose our franchise rights for some or all of our restaurants. We also could lose our rights to develop additional restaurants.


WE MAY NOT BE ABLE TO COMPLY WITH THE PROVISIONS OF OUR FRANCHISE AGREEMENT WHICH REQUIRE US TO OPEN AND OPERATE ADDITIONAL RESTAURANTS EACH YEAR; THEREFORE, WE MAY LOSE OUR EXCLUSIVE FRANCHISE RIGHTS.

         Our franchise agreement, which expires on December 31, 2010, requires us to operate at least 25 restaurants by December 31, 2001 in order to maintain the exclusivity of our franchise rights in those Florida counties where we have exclusive franchise rights. At the end of each year from 2002 until 2010, we are required to have two additional restaurants in operation. With the opening of the Titusville restaurant and the closing of the Clearwater restaurant during 2001, we now have 23 operating restaurants. Until recently, we had expected to open two additional restaurants in late 2001 which would bring us in compliance with the 25-restaurant requirement. Due to delays in obtaining building permits for the two restaurants, it is now questionable whether the two restaurants will be completed and opened by December 31. We have two restaurants which are closed and available for sale and have developed a tentative plan to reopen these restaurants for some period of time in order to meet the 25-restaurant requirement on December 31, 2001. However, we may not be able to reopen at these locations, and the franchisor may allege that the reopened restaurants do not meet the requirement. If we are not able to meet the requirement of 25 operating units by December 31, 2001 or in any later year, we are likely to lose our exclusive franchise rights in north and central Florida.

         We have negotiated with our franchisor to amend the year-end restaurant development schedule. However, to date the franchisor has stated that it does not intend to amend the franchise agreement and has expressed its intent to terminate our exclusive rights if we do not meet the requirement and to develop restaurants in areas currently within our exclusive territories. If our franchisor does develop restaurants in these areas, it could limit our ability to locate and develop suitable restaurant sites in the future.

         In addition to terminating our exclusive franchise rights for failing to develop new locations in accordance with the schedule in the franchise agreement, the franchisor may terminate the franchise agreement for default if we fail to have 80% of the required number of restaurants in operation at the end of any year. If we were so terminated for default, we would be subject to the franchisor's claims for damages and exercise of other remedies available to it.

         The cost of opening one new restaurant during 2001 and 2002 is expected to be approximately $2,700,000. At this time, it is difficult to estimate the cost of opening new restaurants after 2002 as the costs are impacted by land acquisition, zoning, permitting, construction and similar costs, which are subject to change. In addition to the difficulty in funding new restaurant construction, we may also have difficulty in securing restaurant sites that we believe are suitable or we may not be able to develop restaurants on sites on terms and conditions that we consider favorable in order to satisfy the requirements of the franchise agreement.

WE FACE RISKS ASSOCIATED WITH THE EXPANSION OF OUR OPERATIONS, SUCH AS OUR ABILITY TO OPERATE AND MANAGE GROWING OPERATIONS.

         The success of our business will to some extent depend on our ability to expand the number of our restaurants. Our success also depends on our ability to operate and manage successfully these growing operations as well as existing locations. Our ability to expand successfully will depend upon a number of factors, including the following:


         - the availability and cost of suitable restaurant locations for development;

         - the hiring, training, and retention of additional management and restaurant personnel;

         -        the availability of adequate financing;


         -        the ability to obtain the franchisor's consent for new sites;

         - any development activity by the franchisor in areas where we operate;


         -        competitive factors; and

         -        general economic and business conditions.

         The opening of new restaurants depends upon our ability to:

         -        locate suitable sites in terms of

                  -- favorable population characteristics,

                  -- density and household income levels,

                  -- visibility, accessibility, and traffic volume,

                  -- proximity to demand generators, including shopping malls, lodging, and office complexes, and

                  -- potential competition;

         - obtain financing for construction, tenant improvements, furniture, fixtures, and equipment;

         -        negotiate acceptable leases or terms of purchase;

         - secure zoning, environmental, health, and similar regulatory approvals;

         -        recruit and train qualified personnel; and

         - manage successfully the rate of expansion and expanded operations.

         Increased construction costs and delays resulting from governmental regulatory approvals, strikes or work stoppages, adverse weather conditions, and various acts of God may also affect the opening of new restaurants. Newly opened restaurants may operate at a loss for a period following their initial opening. The length of this period will depend upon a number of factors, including

         -        the time of year the restaurant is opened,

         -        sales volume, and

         -        our ability to control costs.

         We may not successfully achieve our expansion goals. Additional restaurants that we develop may not be profitable. In addition, the opening of additional restaurants in an existing market may have the effect of drawing customers from and reducing the sales volume of our existing restaurants in those markets.


WE WILL NEED ADDITIONAL FUNDING TO PAY FOR THE DEVELOPMENT OF ADDITIONAL RESTAURANTS AND TO REMODEL EXISTING OUTLETS.

         The development of new restaurants requires funds for construction, tenant improvements, furniture, fixtures, equipment, training of employees, permits, initial franchise fees, and additional expenditures. We expect that cash flow from operations, together with financing commitments, will not be sufficient to have the 25 Ryan's Family Steak House restaurants that our franchise agreement requires us to operate by the end of 2001. After 2001, our franchise agreement requires that we increase the number of restaurants in operation by two by the end of each year until 2010, for a total of twenty (20) new restaurants. Failure to increase the number of restaurants in operation by two each year will give the franchisor the right to terminate our exclusive franchise rights in north and central Florida where we currently have these exclusive franchise rights. Additionally, in order to remain competitive and prevent erosion of sales, we require funds to support our planned remodeling program of existing restaurants.

         Based on historic construction prices and current rates of inflation, we project that each new restaurant opened in 2001 and 2002 will cost approximately $2,700,000. In July 2000, we received a new commitment from our lender to fund $1,600,000 (later increased to $1,700,000) each for two new restaurants to be built in 2001. Additional resources are needed to provide the additional $1,000,000 for each restaurant. Due to the changing prices for land acquisition, zoning, permitting and construction costs, it is difficult to predict new restaurant costs after 2002. We may also be able to enter into alternative financing arrangements for new restaurants that could affect the amount of capital that we are required to supply for new restaurants.

         In the future, we will seek additional equity or debt financing to provide funds so that we can develop additional restaurants. Such financing may not be available or may not be available on satisfactory terms. Recently with the increase in land and restaurant construction costs, we have found that the amount our lenders are willing to finance does not represent as great a percentage of the construction expense as it had been in the past, and we are forced to supply more capital to support each new restaurant we open. If financing is not available on satisfactory terms, we may be unable to satisfy our obligations under our franchise agreement or otherwise to expand our restaurant operations. See "Risk Factors -- We may not be able to comply with the provision of our franchise agreement which requires us to open and operate additional restaurants each year." While debt financing will enable us to add more restaurants than we otherwise would be able to do, debt financing increases expenses and we must repay the debt regardless of our operating results. Future equity financings could result in dilution to our shareholders.

WE HAVE SIGNIFICANT BORROWINGS AND ATTENDANT SIGNIFICANT INTEREST EXPENSE RESULTING IN A CONTINUING NEED FOR ADDITIONAL FINANCING.


         We have incurred significant indebtedness in connection with our building program. As of May 9, 2001, we had long-term debt of approximately $20.1 million.


         Our borrowings are expected to result in interest expense of approximately $1.78 million in 2001 and $2.13 million in 2002, based on current and future borrowings under existing FFCA commitments and currently prevailing interest rates, and assuming the outstanding indebtedness is paid in accordance with the existing payment schedules without any prepayments or additional borrowings. We must make these interest payments regardless of our operating results. Currently, all of our owned restaurants are pledged to secure our debt obligations. We also may seek additional equity or debt financing in the future to provide funds to develop or acquire additional restaurants. See "Risk Factors
- We will need additional funding to pay for the development of additional restaurants and to remodel existing restaurants."

WE HAVE A HISTORY OF LOSSES AND MAY HAVE DIFFICULTY SUSTAINING PROFITABILITY IN THE FUTURE.


         We have incurred net losses in the operation of the business, including net losses of $46,700, $1,982,200 and $709,300 for fiscal years 2000, 1999 and
1998, respectively. During these years, we were paying a royalty rate of 3.0% of the restaurants' gross sales. This royalty rate is scheduled to increase to 4% of gross sales beginning on January 1, 2002, which will make it more difficult for us to operate profitably in the future. Although we intend to open new, better-performing restaurants, we cannot assure you that earnings will be positive this year or in the future. Nor can we assure you that if we attain profitability this year that we be able to sustain profitability in later periods. If we are unable to attain or sustain profitability, it could adversely affect our ability to meet certain debt coverage ratios required under our loan agreements and could impede our ability to raise capital through debt or equity financing to the extent needed for planned expansion and renovations. Consequently, future losses may have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.


WE FACE RISKS THAT AFFECT THE RESTAURANT INDUSTRY IN GENERAL.

         A variety of factors over which we have no control may affect the ownership and operation of restaurants. These factors include the following:

         - adverse changes in national, regional, or local economic or market conditions;

         -        increased costs of labor or food products;

         -        fuel and other price increases;

         - competitive factors; the number, density, and location of competitors;

         -        changing demographics;

         -        changing traffic patterns;

         -        changing consumer tastes, habits, and spending priorities;

         -        the cost and availability of insurance coverage;

         -        management problems;

         -        uninsured losses;

         -        limited alternative uses for properties and equipment;

         -        changes in government regulation; and

         -        weather conditions.

         Third parties may file lawsuits against us based on discrimination, personal injury, or other claims. As a multi-unit restaurant operator, our business could be adversely affected by publicity about food quality, illness, injury, or other health and safety concerns or operating issues at one restaurant or a limited number of restaurants operated under the same name, whether or not we actually own the restaurants in question. We cannot predict any of these factors with any degree of certainty. Any one or more of these factors could have a material adverse effect on our business.


WE FACE INTENSE COMPETITION THAT AFFECTS OUR ABILITY TO GROW AND EVEN MAINTAIN SALES.


         The restaurant business is highly competitive with respect to price, service, and food type and quality. Restaurant operators also compete for attractive restaurant sites and qualified restaurant personnel and managers. Our restaurants compete with a large number of other restaurants, including national and regional restaurant chains and franchised restaurant systems, as well as with locally owned, independent restaurants. Many of our competitors have greater financial resources, more experience, and longer operating histories than we have.


WE DEPEND UPON OUR SENIOR MANAGEMENT AND THE LOSS OF ANY MEMBER COULD HAVE AN ADVERSE EFFECT ON US.


         Our success depends, in large part, upon the services of our senior management. The loss of the services of any members of our senior management team could have a material and adverse effect on our business.


CHANGES IN VARIOUS FEDERAL, STATE AND LOCAL LAWS OR THEIR INTERPRETATION COULD AFFECT OUR ABILITY TO CONSTRUCT AND OPEN NEW RESTAURANTS, IMPOSE OBLIGATIONS TO MAKE CAPITAL EXPENDITURES OR CHANGE OUR OPERATING PROCEDURES OR IMPAIR OUR ABILITY TO OPERATE PROFITABLY.


         Various federal, state, and local laws affect our business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites. These sites are subject to zoning, land use, environmental, traffic, and other regulations of state and local governmental agencies. City ordinances or other regulations, or the application of such ordinances or regulations, could impair our ability to construct or acquire restaurants in desired locations and could result in costly delays. In addition, restaurant operations are subject to

         - licensing and regulation by state and local departments relating to health, sanitation, safety standards, and fire codes; and

         - federal and state labor laws, including applicable minimum wage requirements, tip credit provisions, overtime regulations, workers' compensation insurance rates, unemployment and other taxes, working and safety conditions, and citizenship requirements.

         The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business. In addition, an increase in the minimum wage rate, employee benefit costs, or other costs associated with employees could adversely affect our business. We also are subject to the Americans With Disabilities Act of 1990 that, among other things, may require us to install certain fixtures or accommodations in new restaurants or to renovate existing restaurants to meet federally mandated requirements.


OUR FINANCIAL POSITION COULD BE ADVERSELY IMPACTED IF WE ARE REQUIRED TO CHANGE OUR WORKER'S COMPENSATION ARRANGEMENTS

         The Company self-insures against worker's compensation claims and is required by State of Florida to maintain either a $1,000,000 certificate of deposit or $1,000,000 letter of credit to secure its obligation. Community Bank agreed to provide a $1,000,000 letter of credit to satisfy the State of Florida's requirements, provided that Bisco guaranteed the letter of credit. If Bisco's financial position suffers an adverse change, Community Bank may require other assurances and security for the letter of credit. This ties our economic fate with that of Bisco. If we should be required to replace this arrangement, the cost to insure our worker's compensation liability, to fund any deductible, to pay claims in excess of the coverage amount or to maintain a $1,000,000 or greater certificate of deposit with the State of Florida may hinder our ability to open new restaurants, to remodel existing restaurants and to provide needed operating capital and accordingly, would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.


RISKS RELATED TO OUR COMMON STOCK:

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

         Historically, the market price of our common stock has been volatile. In the future, the market price of our common stock will be subject to fluctuations as a result of a variety of factors, including the following:

         - quarterly variations in our operating results or those of other restaurant companies;

         - changes in national and regional economic conditions, the financial markets, or the restaurant industry; or

         - other developments affecting our business or other restaurant companies.

         The trading volume of our common stock has been limited, which may increase the volatility of the market price for our stock. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons not necessarily related to the operating performances of these companies.

WE COULD LOSE OUR LISTING ON THE NASDAQ SMALLCAP MARKET, RESULTING IN LOST LIQUIDITY, HIGHER TRANSACTION COSTS AND LOWER SHARE PRICES FOR OUR SHAREHOLDERS.

         In January 2001, we received notice from Nasdaq that our closing bid price had declined below $1.00 per share. The letter said that on or before April 17, 2001, the closing bid price of our common stock must be a minimum of $1.00 per share for ten consecutive trading days or we would lose our listing. Our common stock met that requirement, and our listing on the Nasdaq Smallcap Market continues. When we issue the shares of common stock upon exercise of the subscription rights, the number of our outstanding shares will increase which may depress our stock price to levels below $1.00, making us again subject to possible delisting. If our common stock is delisted from Nasdaq, trading would then be conducted on the over-the-counter markets in the so-called "pink sheets" or the National Association of Securities Dealers, Inc.'s "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of shares that could be bought and sold, but also as a result of delays in the timing of the transaction, the reduction in the amount and quality of the news media's coverage, lower prices for our securities than might otherwise be obtained, and a larger spread between the bid and asked price for our securities. Further, if our common stock were to be delisted from the Nasdaq Smallcap Market, our securities could become subject to rules imposed upon "penny stocks" which could adversely affect the market liquidity for our securities.


OUR MANAGEMENT CONTROLS A SIGNIFICANT PORTION OF THE VOTING POWER OF OUR COMMON STOCK.


         Glen F. Ceiley, our principal executive officer and chairman of the board of directors, currently owns, directly or indirectly approximately 35% of our outstanding common stock. As a result, Mr. Ceiley will have significant voting power.

         Mr. Ceiley will have significant influence on the outcome of all matters requiring shareholder approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and significant influence on our management and affairs. That influence could discourage others from initiating potential merger, takeover or other change of control transactions. As a result, the market price of our common stock could be adversely affected.

WE DO NOT ANTICIPATE THAT WE WILL PAY DIVIDENDS.


         We have never paid any dividends on our common stock, and we do not anticipate that we will pay dividends in the foreseeable future. We intend to apply any earnings to the operation, expansion and development of our business. In addition, the terms of our credit facilities limit our ability to pay dividends on our common stock. Because shareholders will not receive dividend payments, any gain realized from holding our common stock will be the gain derived from an increase in the market price of the stock from the price at which the stock was purchased, rather than any value derived from cash dividend payments.


RISKS RELATING TO RIGHTS OFFERING:

IF YOU DO NOT EXERCISE ALL OF YOUR SUBSCRIPTION RIGHTS, YOU MAY SUFFER SIGNIFICANT DILUTION OF YOUR PERCENTAGE OWNERSHIP OF OUR COMMON STOCK.


         This rights offering is designed to allow all current shareholders to purchase additional shares of common stock at the market price of the stock on the date the rights are offered. The purpose of this structure is to enable us to raise capital while allowing current shareholders to maintain their relative proportionate voting and economic interest. To the extent that current shareholders do not exercise their subscription rights and shares are purchased by other shareholders in the rights offering, the proportionate voting interest of the non-exercising shareholders will be reduced, and the percentage that their original shares represent of our expanded equity after exercise of the subscription rights will be disproportionately diluted.


THE PRICE OF OUR COMMON STOCK MAY DECLINE BEFORE OR AFTER THE SUBSCRIPTION RIGHTS EXPIRE.

         We cannot assure you that the public trading market price of our common stock will not decline below the subscription price after you exercise your subscription rights. If that occurs, you will have committed to buy shares of common stock at a price above the prevailing market price and you will have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of subscription rights you will be able to sell your shares of common stock at a price equal to or greater than the subscription price. Until certificates are delivered upon expiration of the rights offering, you may not be able to sell the shares of our common stock that you purchase in the rights offering. Certificates representing shares of our common stock purchased will be delivered as soon as practicable after expiration of the rights offering. We will not pay you interest on funds delivered to the Subscription Agent pursuant to the exercise of rights. Furthermore, after the exercise of subscription rights, we will have more shares outstanding, and the increase in available shares may depress our stock price below the subscription price.


ONCE YOU EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MAY NOT REVOKE THE EXERCISE.

         Once you exercise your subscription rights, you may not revoke the exercise, even if less than all of the shares that we are offering are actually purchased. If we elect to withdraw or terminate the rights offering, we will have no obligation with respect to the subscription rights except to return, without interest, any subscription payments.

THE SUBSCRIPTION PRICE IS NOT NECESSARILY AN INDICATION OF THE VALUE OF OUR COMPANY.


         The subscription price does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of our present or future value. We have established the subscription price by looking to the current market price of the common stock to encourage all shareholders to exercise their subscription rights and thereby raise capital without diluting the interests of current shareholders. We have neither sought nor obtained a valuation opinion from an outside financial consultant or investment banker.


                                 USE OF PROCEEDS


         If all shares being offered pursuant to this rights offering are sold, we estimate that the proceeds to Family Steak Houses of Florida will be $________ before payment of fees and expenses related to this offering. At a minimum, we will receive $1,000,000 from Glen F. Ceiley and his company, Bisco. The net proceeds will be used for working capital purposes to fund the construction of new restaurants and to remodel five existing restaurants. The following chart shows the funds needed to construct the two new restaurants and to remodel five existing restaurants and current sources of necessary funds. To the extent that the proceeds from the rights offering are not sufficient to fully fund the construction of two restaurants and remodels of five existing restaurants, we expect that we may delay one or more of the remodeling projects.



         Uses of Funds
         Estimated cost to construct 2 new restaurants                 $ 5,400,000
         Estimated cost of five remodels                                 1,000,000
                                                                       -----------
         Net amount needed                                             $ 6,400,000
                                                                       ===========
         Sources of Funds Prior to Right Offering
         Amounts available from lender for 2 restaurants               $ 3,400,000
         Cash currently available                                          800,000
         Estimated cash available from operations                        1,000,000
                                                                       -----------
            Total funds currently available                            $ 5,200,000
                                                                       ===========
             Shortfall to be covered by rights offering proceeds       $ 1,200,000
                                                                       ===========


                               THE RIGHTS OFFERING

BEFORE EXERCISING YOUR SUBSCRIPTION RIGHTS, YOU SHOULD READ CAREFULLY THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 6.

THE SUBSCRIPTION RIGHTS


         We are distributing non-transferable subscription rights to shareholders who owned shares of our common stock on ______________, 2001, at no cost to the shareholders. We will give you one (1) subscription right for each two (2) shares of common stock that you owned on __________, 2001. Each subscription right will entitle you to purchase one (1) share of common stock for $______ . If you wish to exercise your subscription rights, you must do so before 5 P.M., Eastern Time, on _____________, 2001. After that date, the subscription rights will expire and will no longer be exercisable unless the offering is extended.


BASIC SUBSCRIPTION PRIVILEGE


         Each subscription right will entitle you to receive, upon payment of $____________ , one (1) share of common stock. You will receive certificates representing the shares that you purchase pursuant to your basic subscription privilege as soon as practicable after ______________, 2001, whether you exercise your subscription rights immediately prior to that date or earlier.


OVER-SUBSCRIPTION PRIVILEGE

         Subject to the allocation described below, each subscription right also grants you an over-subscription privilege to purchase additional shares of common stock that are not purchased by other shareholders. You are entitled to exercise your over-subscription privilege only if you exercise your basic subscription privilege in full. If you wish to exercise your over-subscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your subscription certificate. When you send in your subscription certificate, you must also send the full purchase price for the number of additional shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege). If the number of shares remaining after the exercise of all basic subscription privileges is not sufficient to satisfy all over-subscription privileges, we will allocate the available shares among shareholders who over-subscribed in proportion to the number of shares purchased by those over-subscribing shareholders through the basic subscription privilege. However, if your pro rata allocation exceeds the number of shares you requested, you will receive only the number of shares that you requested, and the remaining shares from your pro rata allocation will be divided among other shareholders exercising their over-subscription privileges who have subscribed for additional shares in proportion to the number of shares purchased by that group of over-subscribing shareholders through the basic subscription privilege. In certain circumstances, however, in order to comply with applicable state securities laws, we may not be able to honor all over- subscription privileges even if we have shares available.

PURCHASE COMMITMENTS


         As of the date of this Prospectus, Glen F. Ceiley, our principal executive officer and chairman of our board of directors, and Bisco, a company owned by Mr. Ceiley, have committed to exercise their basic subscription rights and over-subscription privilege in the rights offering for up to $1,000,000, subject to the availability of sufficient shares on an over-subscription basis. Mr. Ceiley estimates that Bisco will provide approximately 80% of the funds for the purchase commitment and he personally will provide the remaining 20%.


NO RECOMMENDATION

         We are not making any recommendations as to whether or not you should exercise your subscription rights. You should make your decision based on your own assessment of your best interests.

EXPIRATION DATE

         The rights will expire at 5:00 p.m., Eastern Time, on _____________, 2001, unless we decide to extend the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will be null and void. We will not be required to issue shares of common stock to you if we receive your subscription certificate or your payment after that time, regardless of when you sent the subscription certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below.

WITHDRAWAL RIGHT

         Our Board of Directors may withdraw the rights offering in its sole discretion at any time prior to or on _______________, 2001, for any reason (including, without limitation, a change in the market price of the common stock). If we withdraw the rights offering, any funds you paid will be promptly refunded, without interest or penalty.

DETERMINATION OF SUBSCRIPTION PRICE


         The subscription price of the rights was determined by our board of directors without any independent valuation or appraisal of the value of our common stock. The subscription price is not necessarily related to the assets, book value or net worth of our company or any other established criteria of value and may not be indicative of the fair value of the securities offered. In determining the subscription price, the Board of Directors considered primarily the historic and current market price of our common stock on the NASDAQ Smallcap Market (approximately $_________ per share at ________________, 2001), our earnings and prospects and the general conditions of the securities markets.


         The $__________ per share subscription price should not necessarily be considered an indication of the actual value of Family Steak Houses of Florida or of our common stock. We cannot assure you that the market price of the common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares of common stock purchased during the rights offering at a price equal to or greater than $_________ per share.

NON-TRANSFERABILITY OF SUBSCRIPTION RIGHTS

         Both the basic subscription rights and over-subscription rights are non-transferable and non-assignable. Only you may exercise these rights.

EXERCISE OF SUBSCRIPTION RIGHTS

         You may exercise your subscription rights by delivering to us, as the Subscription Agent on or prior to ____________, 2001;

         -- A properly completed and duly executed subscription certificate;

         -- Any required signature guarantees; and

         -- Payment in full of $_______ per share for the shares of common stock subscribed for by exercising your basic subscription rights and, if desired, your over-subscription rights.

         You should deliver your subscription certificate and payment to us at the address shown under the heading "Subscription Agent." Registered mail or overnight delivery is recommended. We will not pay you interest on funds delivered pursuant to the exercise of rights.

METHOD OF PAYMENT

         Payment for the shares must be made by check or bank draft (cashier's check) drawn upon a United States bank or a postal, telegraphic or express money order payable to the order of Family Steak Houses of Florida, Inc., as Subscription Agent. Payment for basic subscription rights and over-subscription rights may also be effected through wire transfer as follows:


                  Bank Name:             First Union National Bank
                  ABA Routing Number:    063000021
                  For Credit DDA:        2000004547004
                  Account Name:          Rights Offering
                  For further credit:    Name of wiring bank
                                         ABA Routing Number of wiring bank
                                         Name of registered holder
                                         Registered Holders' Bank Account Number


         Payment will be deemed to have been received by us only upon:

         (A)      clearance of any uncertified check;

         (B) receipt by us of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order;

         (C)      receipt by us of any funds transferred by wire transfer; or

         (D) receipt of funds through an alternative payment method approved by us.

         Please note that funds paid by uncertified personal check may take at least ten business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of __________, 2001, to ensure that the payment is received and clears before that date. We also urge you to consider payment by means of a certified or cashier's check or money order.

GUARANTEED DELIVERY PROCEDURES

         If you want to exercise your subscription rights, but time will not permit your subscription certificate to reach the Subscription Agent on or prior to ___________, 2001, you may exercise your subscription rights if you satisfy the following guaranteed delivery procedures:

         (1) You send, and we receive, payment in full for each share of common stock being subscribed for through the basic subscription privilege and the over-subscription privilege, on or prior to _____________, 2001;


         (2) You send, and we receive, on or prior to _______________, 2001, a notice of guaranteed delivery, substantially in the form provided with the attached instructions, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States. The notice of guaranteed delivery must state your name, the number of subscription rights that you hold, the number of shares of common stock that you wish to purchase pursuant to the basic subscription privilege and the number of shares, if any, you wish to purchase pursuant to the over-subscription privilege. The notice of guaranteed delivery must guarantee the delivery of your subscription certificate to us within three Nasdaq Smallcap Market trading days following the date of the notice of guaranteed delivery; and

         (3) You send, and we receive, your properly completed and duly executed subscription certificate, including any required signature guarantees, within three Nasdaq Smallcap Market trading days following the date of your notice of guaranteed delivery. The notice of guaranteed delivery may be delivered to us in the same manner as your subscription certificate at the addresses set forth under the heading "Subscription Agent," or may be transmitted to us by facsimile transmission. You can obtain additional copies of the form of notice of guaranteed delivery by requesting them from us at the address set forth under the heading "Subscription Agent."


SIGNATURE GUARANTEE

         Signatures on the subscription certificate do not need to be guaranteed if either the subscription certificate provides that the shares of common stock to be purchased are to be delivered directly to the record owner of such subscription rights, or the subscription certificate is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States. If a signature guarantee is required, signatures on the subscription certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations.

SHARES HELD FOR OTHERS

         If you are a broker, a trustee or a depository for securities, or you otherwise hold shares of common stock for the account of a beneficial owner of common stock, you should notify the beneficial owner of such shares as soon as possible to obtain instructions with respect to their subscription rights. If you are a beneficial owner of common stock held by a holder of record, such as a broker, trustee or a depository for securities, you should contact the holder and ask the holder to effect transactions in accordance with your instructions.


AMBIGUITIES IN EXERCISE OF SUBSCRIPTION RIGHTS

         If you do not specify the number of subscription rights being exercised on your subscription certificate, or if your payment is not sufficient to pay the total purchase price for all of the shares that you indicated you wished to purchase, you will be deemed to have exercised the maximum number of subscription rights that could be exercised for the amount of the payment that we receive from you. If your payment exceeds the total purchase price for all of the subscription rights shown on your subscription certificate, your payment will be applied, until depleted, to subscribe for shares of common stock in the following order:

         (1) to subscribe for the number of shares, if any, that you indicated on the subscription certificate that you wished to purchase through your basic subscription privilege;

         (2) to subscribe for shares of common stock until your basic subscription privilege has been fully exercised;

         (3) to subscribe for additional shares of common stock pursuant to the over-subscription privilege (subject to any applicable proration).

         Any excess payment remaining after the foregoing allocation will be returned to you as soon as practicable by mail, without interest or deduction.

REGULATORY LIMITATION

         We will not be required to issue you shares of common stock pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the subscription rights expire, you have not obtained such clearance or approval.

STATE AND FOREIGN SECURITIES LAWS

         The rights offering is not being made in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of common stock to you if you are a resident of any such state or other jurisdiction. We may delay the commencement of the rights offering in certain states or other jurisdictions in order to comply with the securities law requirements of such states or other jurisdictions. It is not anticipated that there will be any changes in the terms of the rights offering. In our sole discretion, we may decline to make modifications to the terms of the rights offering requested by certain states or other jurisdictions, in which case shareholders who live in those states or jurisdictions will not be eligible to participate in the rights offering.

OUR DECISION REGARDING CERTAIN MATTERS BINDING ON YOU

         All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us, and our determinations will be final and binding. In our sole discretion, we may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any subscription right by reason of any defect or irregularity in such exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to notify you of any defect or irregularity in connection with the submission of a subscription certificate or incur any liability for failure to give such notification.

NO REVOCATION

         After you have exercised your basic subscription privilege or over-subscription privilege, YOU MAY NOT REVOKE THAT EXERCISE. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of common stock.

SHARES OF COMMON STOCK OUTSTANDING AFTER THE RIGHTS OFFERING


         Assuming we issue all of the shares of common stock offered in the rights offering, approximately _______ shares of common stock will be issued and outstanding. This would represent approximately a 52% increase in the number of outstanding shares of common stock. IF YOU DO NOT EXERCISE YOUR BASIC SUBSCRIPTION RIGHTS, THE PERCENTAGE OF COMMON STOCK THAT YOU HOLD WILL DECREASE IF SHARES ARE PURCHASED IN THE RIGHTS OFFERING.


FEES AND EXPENSES

         We will pay all fees in connection with the processing of subscriptions and the issuance of shares. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

SUBSCRIPTION AGENT

         We are acting as Subscription Agent for the rights offering. Our address for packages sent by mail or overnight delivery is:

                           Family Steak Houses of Florida, Inc.
                           2113 Florida Boulevard
                           Neptune Beach, Florida 32266

         Our telephone number is (904) 249-4197 and our facsimile number is
(904) 249-1466. You should deliver your subscription certificate, payment of the subscription price and notice of guaranteed delivery (if any) to us.

                                    IMPORTANT

         PLEASE CAREFULLY READ THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATE AND FOLLOW THOSE INSTRUCTIONS IN DETAIL. YOU ARE RESPONSIBLE FOR CHOOSING THE PAYMENT AND DELIVERY METHOD FOR YOUR SUBSCRIPTION CERTIFICATE, AND YOU BEAR THE RISKS ASSOCIATED WITH SUCH DELIVERY. IF YOU CHOOSE TO DELIVER YOUR SUBSCRIPTION CERTIFICATE AND PAYMENT BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED OR OVERNIGHT DELIVERY THROUGH A REPUTABLE EXPEDITED DELIVERY SERVICE. WE ALSO RECOMMEND THAT YOU ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO ______________, 2001. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST TEN BUSINESS DAYS TO CLEAR, WE STRONGLY URGE YOU TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.


                              IF YOU HAVE QUESTIONS

         If you have questions or need assistance concerning the procedure for exercising subscription rights or if you would like additional copies of this Prospectus, the instructions, or the Notice of Guaranteed Delivery, you should contact Edward B. Alexander, Executive Vice President of Family Steak Houses of Florida, Inc., at:

                           2113 Florida Boulevard
                           Neptune Beach, Florida 32266
                           Telephone: (904) 249-4197

                              PLAN OF DISTRIBUTION

         On or about _____________, 2001, we will distribute the subscription rights, subscription certificates and copies of this Prospectus to individuals who owned shares of common stock on ____________, 2001. If you wish to exercise your subscription rights and purchase shares of common stock, you should complete the subscription certificate and return it with payment for the shares, to us, as Subscription Agent, at the address on page 21. If you have any questions, you should contact Edward B. Alexander at the telephone number and address on page 22.

         We estimate that our total expenses in connection with the rights offering will be $50,000.

                                     EXPERTS

         The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 3, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         McGuireWoods LLP, Jacksonville, Florida, will pass on the validity of the issuance of the shares of our common stock offered by this Prospectus for us.

                       HOW TO FIND ADDITIONAL INFORMATION

         Family Steak Houses of Florida files annual, quarterly and special reports, proxy statement and other information with the SEC. You may read and copy this information at the SEC's public reference rooms, which are located at:

                           450 Fifth Street, N.W.
                           Washington, D.C. 20549

                           7 World Trade Center, Suite 1300
                           New York, NY 10048

                           500 West Madison Street, Suite 1400
                           Chicago, IL 60661-2511

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. This information is also available online through the SEC's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), located on the SEC's web site (http://www.sec.gov).

         Also, we will provide you (free of charge) with any of our documents filed with the SEC. To get your free copies, please call or write to Family Steak Houses of Florida at:

                           2113 Florida Boulevard
                           Neptune Beach, Florida 32266
                           Attention: Edward B. Alexander
                           Telephone: (904) 249-4197

         We have filed a Registration Statement with the SEC on Form S-3 with respect to the rights offering. This Prospectus is a part of the Registration Statement, but the Prospectus does not repeat important information that you can find in the Registration Statement, reports and other documents that we have filed with the SEC. The SEC allows us to "incorporate by reference" those documents, which means that we can disclose important information to you by referring you to other documents. The documents that are incorporated by reference are legally considered to be a part of this Prospectus. The documents incorporated by reference are:

         (1)      our Annual Report on Form 10-K for the year ended January 3,
                  2001;


         (2)      our Quarterly Report on Form 10-Q for the period ended April
                  4, 2001;

         (3) the description of our common stock, par value $.01 per share, contained in our Registration Statement on Form 8-A, as amended (Registration No. 000-14311), filed with the SEC on March 19, 1997; and

         (4) any filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this Prospectus and the expiration of the rights offering.

         As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Prospectus, you should rely on the statement made in the most recent document.

         You should rely only on the information in this Prospectus or incorporated by reference. We have not authorized anyone to provide you with any different information. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

         This Prospectus is not an offer to sell nor is it seeking an offer to buy securities other than the shares of common stock to be issued pursuant to the rights offering. The information contained in this Prospectus is correct only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or any sale of these securities.

         No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this Prospectus in any such jurisdiction. Persons who come into possession of this Prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this Prospectus applicable in that jurisdiction.

                                1,250,000 Shares

                      FAMILY STEAK HOUSES OF FLORIDA, INC.

                                  Common Stock

                                ----------------

                                   PROSPECTUS

                                ----------------

                              _______________, 2001


         You should rely only on information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where offers and sales are not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our common stock.

         No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this Prospectus in that jurisdiction. Persons who come into possession of this Prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this Prospectus applicable to that jurisdiction.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the fees and expenses incurred by Family Steak Houses of Florida, Inc. in connection with the issuance and distribution of the securities being registered.


   Securities and Exchange Commission registration fee........................................... $   332
   NASDAQ Smallcap Market additional listing fee ................................................ $12,500
   Accountants' fees and expenses*............................................................... $ 7,000
   Legal fees and expenses*...................................................................... $20,000
   Printing and engraving expenses*.............................................................. $ 5,000
   Miscellaneous*................................................................................ $ 5,168

        Total Expenses........................................................................... $50,000


        *Estimated

Item 15. Indemnification of Directors and Officers

         Registrant's Articles of Incorporation and Bylaws provide that Registrant will indemnify any person who is or was an officer or director of the Registrant or is or was serving as an officer or director of another entity at Registrant's request against reasonable expenses and any liability actually paid in connection with any threatened, pending or completed proceeding. The indemnification provided for in Registrant's Articles of Incorporation and Bylaws is expressly in addition to any rights to which the person may be entitled as a matter of law.

         Florida Business Corporation Act. Section 607.0850 of the Florida Business Corporation Act (the "FBCA") generally permits the Registrant to indemnify its directors, officers, employees and other agents who are subject to any third-party actions because of their service to the Registrant if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, the Registrant may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had not reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) a transaction in violation of Section 607.0834 of the FBCA (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Furthermore, Section 607.0831 of the FBCA provides, in general, that no director shall be personally liable for monetary damages to the Registrant or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Section
607.0834 of the FBCA are applicable, (iv) in a proceeding by or in the right of the Registrant to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Registrant, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the Registrant or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.


         In addition to the foregoing, the Registrant carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act of 1933, as amended.


Item 16. Exhibits and Financial Statement Schedules

         (a) Exhibits. The following is a list of exhibits filed as part of the Registration Statement.

         Exhibit
            No.            Description
         --------          -----------
         3.1               Articles of Incorporation of Family Steak Houses of Florida,
                           Inc. (Exhibit 3.01 to the Company's Registration Statement on
                           Form S-1, Registration No. 33-1887, is incorporated herein by reference).

         3.2               Amended and Restated Bylaws of Family Steak Houses of Florida,
                           Inc. (Exhibit 4 to the Company's Form 8-A, filed with the
                           Commission on March 19, 1997, is incorporated herein by
                           reference).

         3.3               Articles of Amendment to the Articles of Incorporation of
                           Family Steak Houses of Florida, Inc. (Exhibit 3.03 to the
                           Company's Registration Statement on Form S-1, Registration No.
                           33-1887, is incorporated herein by reference).

         3.4               Articles of Amendment to the Articles of Incorporation of
                           Family Steak Houses of Florida, Inc. (Exhibit 3.04 to the
                           Company's Registration Statement on Form S-1, Registration No.
                           33-1887, as incorporated herein by reference).

         3.5               Articles of Amendment to the Articles of Incorporation of
                           Family Steak Houses of Florida, Inc. (Exhibit 3 to the
                           Company's Form 8-A filed with the Commission on March 19,
                           1997, is incorporated herein by reference).

         3.6               Articles of Amendment to the Articles of Incorporation of
                           Family Steak Houses of Florida, Inc. (Exhibit 3.08 to the
                           Company's Annual Report on Form 10-K, filed with the
                           Commission on March 31, 1998, is incorporated herein by
                           reference).

         3.7               Amendment to Bylaws of Family Steak Houses of Florida, Inc.
                           (Exhibit 3.08 to the Company's Annual Report on Form 10-K,
                           filed with the Commission on March 15, 2000, is incorporated herein by reference).

         5.1               Opinion of McGuire Woods LLP.

         23.1              Independent Auditors' Consent.

         24.1              Power of Attorney (included in the Signature Page contained in
                           Part II of the Registration Statement).

         99.1              Form of Subscription Certificate.

         99.2              Instructions on Use of Family Steak Houses of Florida, Inc.
                           Subscription Certificate.

         99.3              Form of Letter to Shareholders.

         99.4              Form of Letter to Brokers.

         99.5              Notice of Guaranteed Delivery.

Item 17. Undertakings

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:


                           (i)      to include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");


                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in a post-effective amendments is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that: (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective and (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neptune Beach, State of Florida on the 6th day of August, 2001.

                                        FAMILY STEAK HOUSES OF FLORIDA, INC.



                                        By:                 *
                                           -------------------------------------
                                        Glen F. Ceiley, Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                   Title                  Date
         ---------                                   -----                  ----
/s/ Edward B. Alexander                     Executive Vice             August 6, 2001
----------------------------                President, Principal
Edward B. Alexander                         Financial and
                                            Accounting Officer


             *                              Director                   August 6, 2001
----------------------------
Steven Catanzaro


             *                              Chairman of the Board      August 6, 2001
----------------------------
Glen F. Ceiley


             *                              Director                   August 6, 2001
----------------------------
Jay Conzen


             *                              Director                   August 6, 2001
----------------------------
William L. Means



*The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 on behalf of the directors and officers identified above pursuant to powers of attorney included on the signature page of the registration statement filed on June 28, 2001.


By: /s/ Edward B. Alexander
    -----------------------
        Attorney-in-Fact

                                INDEX TO EXHIBITS


       Exhibit
          No.     Description
       -------    -----------
         3.1      Articles of Incorporation of Family Steak Houses of Florida,
                  Inc. (Exhibit 3.01 to the Company's Registration Statement on
                  Form S-1, Registration No. 33-1887, is incorporated herein by reference).

         3.2      Amended and Restated Bylaws of Family Steak Houses of Florida,
                  Inc. (Exhibit 4 to the Company's Form 8-A, filed with the
                  Commission on March 19, 1997, is incorporated herein by reference).

         3.3 Articles of Amendment to the Articles of Incorporation of Family Steak Houses of Florida, Inc. (Exhibit 3.03 to the
                  Company's Registration Statement on Form S-1, Registration No.
                  33-1887, is incorporated herein by reference).

         3.4 Articles of Amendment to the Articles of Incorporation of Family Steak Houses of Florida, Inc. (Exhibit 3.04 to the
                  Company's Registration Statement on Form S-1, Registration No.
                  33-1887, as incorporated herein by reference).

         3.5 Articles of Amendment to the Articles of Incorporation of Family Steak Houses of Florida, Inc. (Exhibit 3 to the
                  Company's Form 8-A filed with the Commission on March 19,
                  1997, is incorporated herein by reference).

         3.6 Articles of Amendment to the Articles of Incorporation of Family Steak Houses of Florida, Inc. (Exhibit 3.08 to the
                  Company's Annual Report on Form 10-K, filed with the
                  Commission on March 31, 1998, is incorporated herein by reference).

         3.7      Amendment to Bylaws of Family Steak Houses of Florida, Inc.
                  (Exhibit 3.08 to the Company's Annual Report on Form 10-K, filed with the Commission on March 15, 2000, is incorporated herein by reference).

         5.1      Opinion of McGuire Woods LLP.

         23.1     Independent Auditors' Consent.

         24.1     Power of Attorney (included in the Signature Page contained in
                  Part II of the Registration Statement).

         99.1     Form of Subscription Certificate.

         99.2     Instructions on Use of Family Steak Houses of Florida, Inc.
                  Subscription Certificate.

         99.3     Form of Letter to Shareholders.

         99.4     Form of Letter to Brokers.

         99.5     Notice of Guaranteed Delivery.